Sale and Purchase Agreement

This Sale and Purchase Agreement, dated as of May 27, 2005, is made by and among Metaphor Corp., a Nevada corporation (the “Acquiror”), 8 Holdings LLC, a Colorado limited liability company (“8 Holdings”), Hong Kong Huicong International Group Limited, a British Virgin Islands company (the “Shareholder”), each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong (collectively, “CMN Management”), and China Media Network International Inc., a British Virgin Islands company (the “Company”).

BACKGROUND

The Shareholder has agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Shareholder, all of the Shares, which Shares constitute 100% of the outstanding Common Stock of the Company, in exchange for (a) shares representing 28.68% of the Acquiror’s Common Stock to be issued to the Shareholder (the “Acquiror Shares”), subject to adjustment pursuant to Section 2.2; and (b) payment to the Shareholder of US$3,785,000 in cash, in accordance with Section 2.1.

Subject to the terms and conditions of this Agreement, the Shareholder and CMN Management have agreed to procure the restructuring of the advertising and media network businesses being currently carried out by the Company Subsidiaries, the work of which shall commence immediately after the signing of this Agreement and be completed before or on the Closing Date (“Restructuring”). Upon completion of the Restructuring, (a) 北京华媒盛瘺信息技术有榰公司 (Beijing Huamei Shengshi Information Technology Co., Ltd.) (“Huamei Information”) shall become a Chinese-foreign invested joint venture enterprise incorporated in China, and (b) Huamei Information shall become the holding company of all the domestic advertising businesses being carried out by the group members of HC International at the date of signing of this Agreement. A more detailed plan of the Restructuring is attached hereto as Exhibit F.

The Acquiror is a non-operating U.S. public shell company that ceased business operations in 2003. Since then the Acquiror has sought a candidate with which to merge.

SECTION I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1  “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

1.2  “Acquired Companies” means, collectively, the Company and the Company Subsidiaries.

1.3  “Acquiror Balance Sheet” means the Acquiror’s balance sheet at December 31, 2004.

1.4  “Acquiror Board” means the Board of Directors of the Acquiror.

1.5  “Acquiror Nominees” means, from and after the Closing Date, the three members of the Acquiror Board nominated by the Acquiror Stockholder pursuant to this Agreement and the
    Voting Agreement.

1.6  “Acquiror’s Common Stock” means the Acquiror’s common stock.

1.7  “Acquiror Stockholder” means 8 Holdings.

1.8  “Acquisition Transaction” has the meaning set forth in Section 12.1.7.

1.9  “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.10  “Agreement” means this Sale and Purchase Agreement, including all Schedules and Exhibits hereto, as this Sale and Purchase Agreement may be from time to time amended, modified or supplemented.

1.11  “Approved Plans” means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror.

1.12  “Business Day” means a day, other than Saturday or Sunday, on which banks in New York are open for business.

1.13  “Claims Period” has the meaning set forth in Section 13.2.1.

1.14  “Closing” has the meaning set forth in Section 3.

1.15  “Closing Acquiror Shares” means the aggregate number of Acquiror Shares issuable to the Shareholder at Closing

1.16  “Closing Date” has the meaning set forth in Section 3.

1.17  “CMN Management” means Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong, collectively.

1.18  “CMN Executives” means the selected members of the senior management of the Acquired Companies to whom the Shareholder will transfer 8.68% of the Acquiror’s Common Stock as provided in Section 2.1 of this Agreement.

1.19  “Code” means the Internal Revenue Code of 1986, as amended.

1.20  “Common Stock” means the Company’s common shares.

1.21  “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.22  “Company Audited Financial Statements” has the meaning set forth in Section 5.8.

1.23   “Company Balance Sheet” means the Company’s audited balance sheet at December 31, 2004.

1.24  “Company Benefit Plans” means employee pension benefit plans, medical, disability, severance pay, educational, life insurance and other employee welfare benefit plans, and all other bonus, stock option, stock purchase or other equity-based compensation arrangements, and incentive, deferred compensation, supplemental retirement, severance, disability, vacation, cafeteria and other similar employee benefit plans, policies, programs or contracts (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those with change of control provisions or pending change of control provisions), as amended, modified or supplemented, in any case that (a) are maintained or contributed to (or to which there was an obligation to contribute) by any Acquired Company, or (b) were formerly maintained or contributed to (or to which there was an obligation to contribute), by any Acquired Company, as well as each plan with respect to which any Acquired Company has or could have any liability, whether direct or indirect or actual or contingent (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement).

1.25  “Company Board” means the Board of Directors of the Company.

1.26  “Company Disclosure Schedule” means the Company Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to the Acquiror in connection with this Agreement.

1.27  “Company Indemnified Party” has the meaning set forth in Section 13.3.1.

1.28  “Company Nominees” means, from and after the Closing Date, the two members of the Acquiror Board, nominated by the Shareholder pursuant to this Agreement and the Voting
    Agreement.

1.29  “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company, Beijing Informationô[B Company] ,北京华媒盛瘺广告有榰公司 (Beijing Huamei Shengshi
    Advertising Co., Ltd.) ,漯州华媒盛瘺广告传播有榰公司 (Zhengzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.) ô济南华媒盛瘺传播有榰公司 (Ji’nan Huamei Shengshi
    Broadcasting Co., Ltd.) ,乌捿木悰华媒盛瘺传播有榰公司 (Urumqi Huamei Shengshi Broadcasting Co., Ltd.) ,兰州华媒广告传播有榰公司 (Lanzhou Huamei Advertising
    Broadcasting Co., Ltd.),and 兰州华媒盛瘺广告传播有榰公司(Lanzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.), and北京华媒盛瘺信息技术有榰公司 (Beijing Huamei
    Shengshi Information Technology Co., Ltd.).

1.30  “Damages” has the meaning set forth in Section 13.2.1.

1.31  “Distributor” means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on
    Regulation S.

1.32  “Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.33  “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.34  “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.35  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.36  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.37  “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.38  “GAAP” means, with respect to any Person, United States or Hong Kong (as the case may be) generally accepted accounting principles applied on a consistent basis with such
    Person’s past practices.

1.39  “GEM Listing Rules” means the Rules Governing the Listing of Securities on The Growth Enterprise Market of The Stock Exchange of Hong Kong Limited.

1.40  “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.41  “HC International” means HC International, Inc., a Cayman Island-incorporated company, the shares of which are listed on The Growth Enterprise Market of The Stock Exchange of
    Hong Kong Limited.

1.42  “Hedging Transaction” means any short sale (whether or not against the box) with respect to any security that includes, relates to or derives any significant part of its value from the
    Shares.

1.43  “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

1.44  “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.45  “Indebtedness for Borrowed Money” means (a) all Indebtedness in respect of money borrowed; (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money; or (c) all such Indebtedness guaranteed by the relevant party or for which the relevant party is otherwise contingently liable.

1.46  “Intellectual Property” means all industrial and intellectual property, including, without limitation, all patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.47  “Key Employees” means the persons who hold positions as the general managers of the 4 TV Stations being acquired by the Acquiror immediately prior to Closing and each of the
    CMN Management.

1.48  “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.49  “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.50  “Material Acquiror Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror, filed with the Commission.

1.51  “Material Adverse Effect” means, when used with respect to the Acquiror or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror or the Acquired
    Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii)
    changes in the United States securities markets generally, or (iii) changes in general economic, financial, currency exchange rate, political or regulatory conditions in industries in which the Acquiror or the Acquired Companies, as the case may be, operate.

1.52  “Material Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquired Companies set forth on Schedule 5.21.1, including without limitation, the Advertisement Agency Contracts entered into by certain of the Company Subsidiaries.

1.53  “Metaphor Disclosure Schedule” means the Metaphor Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Acquiror to the Company and the
    Shareholder in connection with this Agreement.

1.54  “OTCBB” means the Over the Counter Bulletin Board,

1.55  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.56  “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws, articles of association, or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a),
    (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.57  “Outside Date” has the meaning set forth in Section 12.1.3.

1.58  “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.59  “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.60  “PRC” means the People’s Republic of China.

1.61  “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.62  “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.63  “Restructuring” means the restructuring of the advertising and media network businesses being currently carried by the Company Subsidiaries.

1.64  “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.65  “Schedule 14(f) Filing” has the meaning set forth in Section 5.4.

1.66  “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.67  “SEC Documents” has the meaning set forth in Section 6.24.

1.68  “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.69  “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.70  “Service Contracts” means the service contracts, dated the Closing Date, by and between the Acquiror and each member of CMN Management.

1.71  “Shares” means the 50,000 shares of Common Stock of the Company owned by the Shareholder and exchanged pursuant to this Agreement.

1.72  “Shareholders’ Loan” means the indebtedness of the Company Subsidiaries to the Shareholder, which shall be taken over and assumed by the Acquiror upon Closing, as more particularly described in the term sheet of the Shareholders’ Loan attached hereto as Exhibit H.

1.73  “Shareholders’ Loan Agreement” means the Shareholders’ Loan Agreement to be entered into between the Acquiror and the Shareholder in accordance with the term sheet attached hereto as Exhibit H.

1.74  “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.75  “Survival Period” has the meaning set forth in Section 13.1.

1.76  “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing
    Taxes.

1.77  “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror is now or was formerly a member.

1.78  “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.79  “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated hereby, including the Voting Agreement, the Service Contracts and the PRC Agreement.

1.80  “U.S.” means the United States of America.

1.81  “U.S. person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

                        1.82  “Voting Agreement” means the Voting Agreement, dated the Closing Date, by and among the Acquiror, the Acquiror Stockholder and the Shareholder, in substantially the form attached hereto as Exhibit G.

                        1.83  “$” means United States dollars, the lawful currency of the United States.

              1.85   “RMB” means Renminbi , the lawful currency of the People’s Republic of China.

SECTION II

EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1  Sale and Purchase of Shares. The Shareholder desires to transfer to, and the Acquiror desires to acquire from the Shareholder, the Shares of the Company for the consideration and on the terms set forth in this Agreement. Subject to Section 2.2, the aggregate consideration for the Shares acquired by the Acquiror pursuant to this Agreement will be shares representing 28.68% of the Acquiror’s Common Stock to be issued to the Shareholder; and (ii) payment in the aggregate amount of US$3,785,000 in cash (the “Cash Payment”) to the Shareholder payable in two tranches. The first tranche, in the amount of US$3,500,000, shall be paid within five business days of the Closing Date, and the second tranche, in the amount of US$285,000, shall be paid within twelve (12) months of the Closing Date. The Cash Payment shall be made by wire transfer of immediately available funds in accordance with the Shareholder’s wire transfer instructions set forth in Exhibit I.

The Acquiror acknowledges that the Shareholder will transfer 8.68% of the shares of the Acquiror’s Common Stock to be issued to Shareholder by the Acquiror at Closing pursuant to the foregoing provisions of this Section 2.1 to the CMN Executives in consideration of CMN Executives entering into service contracts with Acquired Companies and to provide incentive and reward to the CMN Executives for their contribution to, and continuing efforts to promote the interests of, the Company, at such time after the Closing as the Shareholder shall deem desirable and appropriate, but in any event no later than December 31, 2006.

2.2  Adjustments. If the Company’s audited combined net profit after tax and net of all minority interests for the year ended December 31, 2004 prepared in accordance with Hong Kong GAAP, as reflected in the relevant Company Audited Financial Statements (the “Net Profit”), is less than RMB10 million (the “Estimated Net Profit”), the number of Acquiror Shares to be issued to the Shareholder shall be adjusted in accordance with this Section 2.2. There shall be no adjustment in the number of Acquiror Shares issued to the Shareholder if the Net Profit is not less than RMB9 million under Hong Kong GAAP. In the event the actual Net Profit is less than RMB9 million under Hong Kong GAAP (the “Actual HK Net Profit”), the number of Acquiror Shares issued to the Shareholder shall be adjusted so that the Shareholder’s aggregate percentage ownership of the Acquiror Shares to be issued to it as originally contemplated by the terms of this Agreement shall be decreased by the same amount of the decrease in percentage from the Estimated Net Profit to the Actual HK Net Profit; provided, however, that in no event shall the Shareholder’s percentage ownership of the Acquiror Shares to be issued be decreased to less than 18.68%.. By way of example only, upon the consummation of this Agreement, the Shareholder shall own 28.68% of the Acquiror. If Actual HK Net Profit is RMB8 million, which is 20% less than the Estimated Net Profit, the number of Acquiror Shares issued to the Shareholder shall be reduced so that their percentage ownership of the Acquiror upon consummation of this Agreement shall be 22.94% of the Acquiror, representing 20% reduction of the Acquiror Shares to be issued to the Shareholder less than what was originally contemplated by the terms of this Agreement.

2.3  Withholding. The Acquiror shall be entitled to deduct and withhold from the Acquiror Shares otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made.

2.4  Directors of Acquiror at Closing. Simultaneous with the Closing of the transactions contemplated by this Agreement, the Company Nominees shall be appointed to the Acquiror Board. From and after the Closing Date, the Acquiror Stockholders and the Company shall have the right, pursuant to the terms of the Voting Agreement, to designate Acquiror Nominees and Company Nominees, respectively, to serve on the Acquiror Board for a period of two (2) years.

SECTION III

CLOSING

3.1  Closing. The closing (the “Closing”) of the sale and purchase of the Shares will occur at the offices of Loeb & Loeb, LLP, in New York, New York, on July 31, 2005 or at such later date as all of the closing conditions set forth in Sections 10 and 11 have been satisfied or waived (the “Closing Date”). At the Closing the Shareholder will deliver to the Acquiror certificate(s) evidencing the Shares, along with executed stock powers transferring the Shares to the Acquiror, against delivery by the Acquiror to the Shareholder of certificates evidencing the Acquiror Shares, and a wire transfer of the Cash Payment to the Shareholder.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND CMN MANAGEMENT

4.1  Generally. The Shareholder, each member of CMN Management, severally and not jointly, hereby represents and warrants to the Acquiror

4.1.1  Authority. The Shareholder and each member of CMN Management have the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents, to which they are a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents, to which they are a party, and to perform its obligations under this Agreement and each of the Transaction Documents, to which they are a party. This Agreement has been, and each of the Transaction Documents will be, duly and validly authorized and approved, executed and delivered by each member of CMN Management. This Agreement has been, and each of the Transaction Documents will be, upon the approval of the shareholders of HC International, Inc. as required under Section 10 hereof, duly and validly authorized and approved, executed and delivered by the Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Shareholder and each member of CMN Management, this Agreement is, and as of the Closing each of the Transaction Documents, to which they are a party, will have been, duly authorized, executed and delivered by the Shareholder and each member of CMN Management and constitute or will constitute the legal, valid and binding obligation of the Shareholder and each member of CMN Management, enforceable against the Shareholder and each member of CMN Management in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2  No Conflict. Neither the execution or delivery by the Shareholder and CMN Management of this Agreement or any Transaction Document, to which they are a party, nor the consummation or performance by the Shareholder and CMN Management of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Shareholder or any member of CMN Management is a party or by which the properties or assets of the Shareholder or any member of CMN Management; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Shareholder or any member of CMN Management, or any of the properties or assets of the Shareholder or any member of CMN Management, may be subject.

4.1.3  Ownership of Shares. The Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, the Shares free and clear of any and all Liens. Other than the Organizational Documents, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Shareholder is a party or by which the Shareholder or the Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shares. At the Closing, the Acquiror will acquire good, valid and marketable title to the Shares free and clear of any and all Liens.

4.1.4  Litigation. There is no pending Proceeding against the Shareholder or any member of CMN Management, as the case may be, that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder or any member of CMN Management as the case may be, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5  No Brokers or Finders. Except as disclosed in the Company Disclosure Schedule no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Shareholder or any member of CMN Management, as the case may be, for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholder or any member of CMN Management, as the case may be, will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2  Investment Representations. The Shareholder hereby represents and warrants to the Acquiror:

4.2.1  Acknowledgment. The Shareholder understands and agrees that the Acquiror Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

4.2.2  Status. By its execution of this Agreement, the Shareholder represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that:

(a)  it is an Accredited Investor; or

(b)  it is not a U.S. person.

The Shareholder understands that the Acquiror Shares are being offered and sold to the Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

4.2.3  Additional Representations and Warranties of Accredited Investors. If the Shareholder indicates that it is an Accredited Investor on its signature page to this Agreement it further makes the representations and warranties to the Acquiror set forth on Exhibit D.

4.2.4  Additional Representations and Warranties of Non-U.S. Persons. If the Shareholder indicates that it is not a U.S. person on its signature page to this Agreement, it further makes the representations and warranties to the Acquiror set forth on Exhibit E.

4.2.5  Stock Legends. The Shareholder hereby agrees with the Acquiror as follows:

(a)  Securities Act Legend - Accredited Investors. If the Shareholder indicates that it qualifies as an Accredited Investor the certificates evidencing the Acquiror Shares, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)  Securities Act Legend - Non-U.S. Persons. If the Shareholder indicates that it qualifies as a non-U.S. person, the certificates evidencing the Acquiror Shares, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)  Other Legends. The certificates representing such Acquiror Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(d)  Restriction on Disposal of Acquiror Shares. (i) For a period of 12 months after the Closing (the “Lock-Up Period”), the Shareholder and the Acquiror Stockholder shall not, without the prior written consent of the Acquiror Board, directly or indirectly transfer, sell, gift, exchange, assign, pledge or otherwise encumber or dispose of their respective shares of Acquiror Common Stock, or enter into any Hedging Transaction (each of the foregoing referred to as a “Disposition”). The foregoing restriction is intended to preclude the Shareholder and the Acquiror Stockholder from engaging in any Hedging Transaction, which is designed to or is reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if such shares of Acquiror Common Stock would be disposed of by someone other than the Shareholder , or the Acquiror Stockholder. The above restriction on disposal of Acquiror Shares shall not apply to the transfer by the Shareholder to the CMN Executives of the 8.68% shares of the Acquiror Common Stock as described in Section 2.1 of this Agreement, provided that, the Shareholder shall (i) make the representations required by the provisions of Sections 4.2.1 through 4.2.4 and (ii) procure the agreement of each member of the CMN Executives to be bound by the provisions of Section 4.2.5 and any other restrictions on transferability set forth in Exhibits D and E after he/she become a stakeholder of the Acquiror.

(ii)  Notwithstanding the foregoing, the Shareholder and the Acquiror Stockholder, with the prior written approval of the Acquiror Board, may engage in a Disposition of their respective shares of Acquiror Common Stock during the Lock-Up Period; provided, that, such Disposition of their respective shares of Acquiror Common Stock is made in a private resale to a bona fide investor, who is an Accredited Investor or not a U.S. Person in reliance upon the exemption from registration of their respective shares of Acquiror Common Stock afforded either under Section 4(2) of the Securities Act, or Regulation S. Each of the Shareholder and the Acquiror Stockholder represent and warrant to the other party that in the case of an approved Disposition of their respective shares of Acquiror Common Stock, the Shareholder and/or the Acquiror Stockholder, as the case may be, shall obtain appropriate representations and warranties of the purchaser with respect to such purchaser’s investment intent and its status as an accredited investor or a non-U.S. Person, and its agreement to be bound by the provisions of Section 4.2.5(d) of this Agreement.

(iii)  The Shareholder and the Acquiror Stockholder individually covenant and agree that upon the expiration of the Lock-Up Period they shall not engage in a Disposition, without the prior written approval of the Acquiror Board, of more than 5% of their respective shares of Acquiror Common Stock in any one trading day; provided, however, that any such Disposition of their respective shares of Acquiror Common Stock by the Shareholder and the Acquiror Stockholder shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 of the Securities Act.

(e)  Opinion. Neither the Shareholder nor the Acquiror Stockholder, will engage in a Disposition of any or all of their respective shares of Acquiror Common Stock pursuant to Regulation S, Regulation D or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of their respective shares of Acquiror Common Stock, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S, or Regulation D, as applicable, or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(f)  Consent. The Shareholder and the Acquiror Stockholder understand and acknowledge that the Acquiror may refuse to transfer their respective shares of Acquiror Common Stock, unless the Shareholder and the Acquiror Stockholder comply with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits D and E. The Shareholder and the Acquiror Stockholder consent to the Acquiror making a notation on its records or giving instructions to any transfer agent of their respective shares of Acquiror Common Stock in order to implement the restrictions on transfer of the Acquiror Shares.

(h) Resales under Rule 144. The parties hereto acknowledge and understand that pursuant to the Securities Act and Rule 144, promulgated thereunder, for a period of one year after the Closing of the transactions, the Acquiror Stockholder and the Shareholder are not permitted to engage in the public resale of shares of Acquiror Common Stock, unless such shares have been registered on a registration statement filed under the Securities Act. Upon the expiration of such one year period, such shares may be re-sold subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 of the Securities Act

SECTION V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Shareholder and each member of CMN Management, severally and not jointly, represent and warrant to the Acquiror on behalf of the Company, as follows:

5.1  Organization and Qualification. (a) Each of the Acquired Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. Each of the Acquired Companies is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. The Company Disclosure Schedule sets forth a true, complete and correct list of each Acquired Company’s jurisdiction of organization and each other jurisdiction in which such Acquired Company presently conducts its business or owns, holds and operates its properties and assets.

(b) As of the completion of the Restructuring, (i) Huamei Information and the Company Subsidiaries shall be duly organized, validly existing and in good standing as joint venture companies under the laws of the People’s Republic of China, and shall have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate its properties and assets as well as its Company Subsidiaries as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect; (ii) all registered capital and other capital contributions regarding Huamei Information and the Company Subsidiaries shall have been duly paid up in accordance with the relevant PRC regulations and requirements and all necessary capital verification reports have been duly issued and not revoked.

5.2  Subsidiaries. Except as required by the Restructuring, no Acquired Company owns, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3  Organizational Documents. True, correct and complete copies of the Organizational Documents of each Acquired Company have been delivered to the Acquiror prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. No Acquired Company is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, would not have a Material Adverse Effect. The Organizational Documents of the Acquired Companies are valid and subsisting and have been approved by all applicable Governmental Authorities, including, without limitation, the State Administration of Industry and Commerce of the PRC and the Ministry of Foreign Trade and Economic Corporation/Ministry of Commerce, or their respective delegated local authorities, which have jurisdiction over the registration of the Acquired Companies.

5.4  Authorization. As of the completion of the Restructuring, the Company will have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Shares have been duly authorized by all necessary corporate action The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Shares requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) such filings and mailings required by Section 14(f) of the Exchange Act, Rule 14f-1 promulgated thereunder and any other policy or requirement of the Commission imposed in connection therewith (including, without limitation, any requirement arising from any comments of the Commission occasioned by the filing of the Schedule 14(f) (the “Schedule 14(f) Filing”) and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

5.5  No Violation. Neither the execution or delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, the consummation or performance by the Company of the transactions contemplated hereby or thereby, nor the Restructuring will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any Acquired Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any Acquired Company is a party or by which the properties or assets of any Acquired Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which any Acquired Company, or any of the properties or assets owned or used by any Acquired Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by any Acquired Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, any Acquired Company, except, in the case of clause (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6  Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement has been, and as of the Closing, each of the Transaction Documents to which the Company is a party will be, duly authorized, executed and delivered by the Company and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

5.7  Capitalization and Related Matters.

5.7.1  Capitalization. The Company has issued 50,000 shares which constitutes the Shares. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any Equity Security or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Other than the Organizational Documents of the Company, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements or agreements containing registration rights, rights of first refusal or other contracts pertaining to the capital stock of the Company. The Shares are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights of any Person or in violation of any Law.

5.7.2  No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.7.3  Subsidiaries. The capitalization of each Company Subsidiary as of the completion of the Restructuring will be as set forth on Schedule 5.7.3 of the Company Disclosure Schedule. The issued and outstanding shares of capital stock of each Company Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such Company Subsidiary. As of the Completion of the Restructuring, all registered capital and other capital contributions regarding the Acquired Companies have been duly paid up in accordance with the relevant PRC regulations and requirements and all necessary capital verification reports have been duly issued and not revoked or withdrawn. As of the completion of the Restructuring, the owners of the shares of each of the Company Subsidiaries set forth on Schedule 5.7.3 of the Company Disclosure Schedule own, and have good, valid and marketable title to, all shares of capital stock of such Company Subsidiaries, and all such equity transfers and change in shareholders of each Company Subsidiary as a result of the Restructuring shall have been duly registered with the appropriate Administration for Industry and Commerce, as required. As of the completion of the Restructuring, there will be no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the Company Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or Equity Security, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Other than the Organizational Documents, as of the completion of the Restructuring, there will be no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements or agreements containing registration rights, rights of first refusal or other contracts pertaining to the capital stock of any of the Company Subsidiaries. None of the outstanding shares of capital stock of any of the Company Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

5.8  Financial Statements. (a) Attached as Schedule 5.8 to the Company Disclosure Schedules will be two sets of the Company’s and the Company Subsidiaries’ audited combined financial statements, including, in each case, the notes thereto (the “Company Audited Financial Statements”). The Company Audited Financial Statements (i) are in accordance with the books and records of the Acquired Companies; (ii) present fairly the financial condition and the results of operations, changes in stockholder’s equity and cash flow of the Acquired Companies for the periods therein specified; and (iii) one set shall have been prepared in accordance with Hong Kong GAAP for the year ended 31 December 2004 and the other set shall have been prepared in accordance with US GAAP for the two years ended 31 December 2003 and 2004 applied on a consistent basis during the periods concerned. Also attached as Schedule 5.8 (as may be updated after the execution of this Agreement but prior to Closing) shall be such unaudited interim financial statements and such pro-forma combined financial statements as may be required pursuant to applicable SEC regulations (“Company Unaudited Financial Statements”). Specifically, but not by way of limitation, the Company audited balance sheets included in the Company Audited Financial Statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Acquired Companies for the periods therein specified which must be disclosed on a balance sheet in accordance with US GAAP. The Company Audited Financial Statements and the Company Unaudited Financial Statements shall reflect the advertising and media network business segment undertaken by Shareholder prior to the establishment of the Company Subsidiaries. The Company Audited Financial Statements will fairly contain the costs associated with operating the Company Subsidiaries and will have such costs allocated as required under US GAAP and Hong Kong GAAP for “carve out” financial statements.

(b) As at Closing, the Company’s unaudited management accounts prepared in accordance with Hong Kong GAAP, shall reflect that the Company Subsidiaries are indebted to the Shareholder in the amount of no more than RMB30 million (on a U.S. $ equivalent as of the Closing), including all payables due to the Shareholder and/or its affiliates. Such indebtedness shall exist as of the Closing.

5.9  Shareholder. The Shareholder is the holder of 100% of the issued and outstanding shares of Common Stock of the Company. Except as expressly provided in this Agreement, no Person is entitled to any preemptive right, right of first refusal or similar right as a result of the sale and purchase of the Shares or otherwise. There is no voting trust, agreement or arrangement affecting the exercise of the voting rights of the Shares.

5.10  Compliance with Laws. Except as disclosed in the Company Disclosure Schedule, (i) the business and operations of each Acquired Company have been and are being, (ii) as of the Restructuring the business and operations of each Acquired Company shall be, and (iii) the Restructuring shall have been conducted in accordance with all applicable Laws and Orders in all material respects, except where the failure to so conduct in accordance with all such applicable Laws and Orders would not have a Material Adverse Effect. No Acquired Company has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquired Company and, to the knowledge of the Shareholder and CMN Management, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. No Acquired Company is subject to any obligation or restriction of any kind or character, nor is there any event or circumstance relating to any Acquired Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

5.11  Certain Proceedings. There is no pending Proceeding that has been commenced against the Company, or any Company Subsidiary, and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, and to the knowledge of the Shareholder and CMN Management, no such Proceeding has been threatened.

5.12  No Brokers or Finders. Except as disclosed in the Company Disclosure Schedule, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Acquired Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Shareholder will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

5.13  Employees.

5.13.1  Except as disclosed in the Company Disclosure Schedule, (a) each Acquired Company is in full compliance with all Laws regarding employment, wages, hours, benefits, the payment of Taxes, occupational safety and health, in all material respects, except where the failure to so comply with all such Laws would not have a Material Adverse Effect; and (b) no Acquired Company is liable for the payment of any compensation, including severance payments or other termination payments, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws

5.13.2  To the knowledge of the Shareholder and CMN Management , no Key Employee is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of such Acquired Company or (b) the ability of such Acquired Company to conduct its business.

5.13.3  Each of the Key Employees and consultants to the Acquired Companies has executed and delivered to such Acquired Company a confidentiality and non-competition agreement and an employment agreement or consulting agreement, as the case may be. To the knowledge of the Shareholder and CMN Management, no Key Employee or consultant of any Acquired Company has excluded works or inventions made prior to his or her employment with such Acquired Company from his or her employment agreement or consulting agreement. As requested by the Acquiror, the Company has delivered to the Acquiror the form of each confidentiality and non-competition agreement, and the employment agreement, or consulting agreement. To the knowledge of the Shareholder and CMN Management, no Key Employee or consultant is in violation of his or her non-competition agreement, or employment agreement, or consulting agreement, as the case may be, and the Company will, and will cause each Acquired Subsidiary to, use its best efforts to prevent any such violation.

5.14  Litigation; Orders. Except as would not have a Material Adverse Effect on the operation of the Acquired Companies, (a) there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Shareholder and CMN Management, threatened against or affecting any Acquired Company or any Acquired Company’s properties, assets, business or employees and there is no fact that might result in or form the basis for any such Proceeding; and (b) no Acquired Company is subject to any Orders.

5.15  Licenses. Each Acquired Company possesses from the appropriate Governmental Authority and as of the Restructuring will possess, all licenses, permits, authorizations, approvals, franchises and rights that are necessary for such Acquired Company to engage in its business as currently conducted and to permit such Acquired Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Company Permits”), except where the failure to possess all such licenses, permits, authorizations, approvals, franchises would not have a Material Adverse Effect. No Acquired Company has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Acquired Company to engage in its business as currently conducted and to permit such Acquired Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Company Permits are valid and in full force and effect. To the knowledge of the Shareholder and CMN Management, no event has occurred or, circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. No Acquired Company has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Person, except where the failure to so make such filings would not have a Material Adverse Effect. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which, to the extent due, have been duly paid. In particular,

1. All land premiums, levies, charges, duties, taxes and imposts payable by the Company Subsidiaries in respect of the Company Permits have been duly paid and no amount is due or payable by any Company Subsidiaries in respect of the Company Permits;

2. All the necessary licenses, permits, consents and approvals for the user of the Company Permits as they are being used by the Company Subsidiaries have been duly obtained and are in full force, validity and effect; and

3. The Company Permits are used by the Company Subsidiaries for legal purposes and the Company Subsidiaries have not violated any law of the PRC relating to such Company Permits, except where the failure to so pay any such land premiums, levies, charges, duties, taxes and imposts, to so obtain such licenses, permits, consents and approvals, or to so comply with such laws of  the PRC would not have a Material Adverse Effect.

5.16  Interested Party Transactions. Except as disclosed in the Company Disclosure Schedule no officer, director, or beneficial holder of 5% or more of the stock of any Acquired
    Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by any Acquired Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Acquired Company any goods or services; or (2) a beneficial interest in any contract or agreement to which any Acquired Company is a party or by which it may be bound or affected.

5.17  Title to and Condition of Properties. Neither the Company nor any of the Acquired Companies owns any real property. Each Acquired Company holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens, except where the failure to hold any such valid lease would not have a Material Adverse Effect. With respect to any and all sub-leases of office space by any
    Company Subsidiary, each such sub-lease has been properly authorized and consented to as required in such master lease agreement and is currently valid and in full force and effect.
    The material buildings, plants, machinery and equipment necessary for the conduct of the business of each Acquired Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, machinery, equipment and other personal property of the
    Acquired Companies are sufficient for the conduct of the Acquired Companies’ businesses at Closing.

5.18  Board Recommendation; Shareholder Approval. The Company Board, at a meeting duly called and held, by the vote of at least a quorum present, has determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Shareholder and the Company. On or prior to the Closing Date, the Shareholder, by written consent, shall have approved this Agreement and the transactions contemplated by this Agreement.

5.19  Absence of Undisclosed Liabilities. No Acquired Company has any debt, obligation or liability, which would have a Material Adverse Effect, that has not been disclosed on the
    Company Balance Sheet.

5.20  Changes. Except as set forth in the Company Disclosure Schedule or as required by the Restructuring, no Acquired Company has, since December 31, 2004:

5.20.1  Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

5.20.2  Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

5.20.3  Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

5.20.4  Liens. Created or permitted to exist any Lien on any material property or asset of the Acquired Companies, other than Permitted Liens;

5.20.5  Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

5.20.6  Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

5.20.7  Employees. Materially increased the compensation or other remuneration or benefits payable or to become payable to any of its directors, executive officers or employees, except for increases in the ordinary course of business, or entered into any employment, severance or similar contracts with any of the foregoing;

5.20.8  Company Benefit Plans. Adopted, amended or increased the payments to or benefits under any Company Benefit Plan;

5.20.9  Material Company Contracts. Terminated, modified, failed to renew or extend the term of any Material Company Contract;

5.20.10  Claims. Released, waived or cancelled any claims or rights relating to or affecting such Acquired Company in excess of $100,000 in the aggregate or instituted or settled any Proceeding involving in excess of $100,000 in the aggregate;

5.20.11  Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $100,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

5.20.12  Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $100,000 in the aggregate;

5.20.13  Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

5.20.14  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

5.20.15  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

5.20.16  Intellectual Property. Granted any license, sublicense or other rights of use with respect to any Intellectual Property of the Acquired Companies.

5.20.17  Agreements. Entered any agreement, or otherwise obligated itself, to do any of the foregoing.

5.21  Material Company Contracts.

5.21.1  The Company has made available to the Acquiror, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification relating thereto. A list of each such Material Company Contract is set forth on Schedule 5.21.1 to the Company Disclosure Schedule, including, without limitation, a list of each Advertising Agency Contract to which a Company Subsidiary is a party. Each Material Company Contract is a valid and binding agreement of the Acquired Company that is party thereto, and is in full force and effect.

5.21.2  As of the Restructuring, (a) no Acquired Company will be in breach or default of any Material Company Contract to which it is a party and, no other party to any Material Company Contract will be in breach or default thereof in any material respect; (b) no event will have occurred or circumstance will exist that (with or without notice or lapse of time), would (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (ii) permit any Acquired Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract.; (c) no Acquired Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party; and (d) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

5.22  Tax Matters.

5.22.1   (a) All material Tax Returns required to be filed by or on behalf of the Acquired Companies have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all material Taxes of each Acquired Company (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the Company Balance Sheet; (c) no waivers of statutes of limitation have been given or requested with respect to any Acquired Company in connection with any material Tax Returns covering such Acquired Company or with respect to any Taxes payable by it; (d) no Governmental Authority in a jurisdiction where an Acquired Company does not file Tax Returns has made a claim, assertion or threat to such Acquired Company that such Acquired Company is or may be subject to taxation by such jurisdiction; (e) each Acquired Company has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld and paid over for all periods under all applicable Laws, except where the failure to so collect or withhold would not have a Material Adverse Effect(f) there are no Liens with respect to Taxes on any Acquired Company’s property or assets other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to any Acquired Company for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of an Acquired Company made by a Governmental Authority in any examination that such Acquired Company is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

5.22.2  No Acquired Company is, or has ever been, a controlled foreign corporation, as that term is defined in Section 957 of the Code and the Treasury Regulations promulgated thereunder.

5.22.3  There is no pending Proceeding with respect to any Taxes of the Acquired Companies, nor, to the knowledge of the Shareholder and CMN Management, is any such Proceeding threatened. The
    Company has made available to the Acquiror, prior to the date of this Agreement, true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquired Companies since their inception and any and all correspondence with respect to the foregoing.

5.22.4  The Company is not a party to any Tax allocation or sharing agreement.

5.22.5  Each Company Subsidiary has duly obtained required state and local tax registration certificates. Each such certificate is valid and in full force and effect.

5.23  Material Assets. The Company Audited Financial Statements reflect, the material assets owned or leased by each Acquired Company and necessary for the conduct of its business as presently conducted, and include all of the operating assets of the Acquired Companies. The Acquired Companies have, and will continue to have as of the completion of the Restructuring and upon consummation of the transactions contemplated by this Agreement, good and marketable title to, or a valid interest in, such assets, free and clear of all Liens, other than Permitted Liens. Such assets have been owned by the Company through the date reflected in the Company Audited Financial Statements, and have not been disposed of since the date of the Company Audited Financial Statements. As of the completion of the Restructuring, no Person other than the Acquiror will have any contract, right or option to purchase or acquire any of such properties or assets from the Acquired Companies. No Affiliate of any Acquired Company or the Shareholder owns or otherwise has any interest in or right to use any assets used or held for use in, or otherwise arising from or relating to, the business of the Acquired Companies. As of the completion of the Restructuring, all of the business, assets, rights and interests in relation to the advertising and media network business currently carried out by the Company Subsidiaries as of the date of signing this Agreement will be owned by the Acquired Companies.

5.24  Insurance Coverage. None of the Acquired Companies maintain any insurance policy on their properties or assets.

5.25  Intellectual Property. Except as disclosed in the Company Disclosure Schedule, (a) each Acquired Company owns, licenses or otherwise has the legal right to use all Intellectual Property for its business as currently conducted; and (b) there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is any Acquired Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than licenses or agreements arising from the purchase of “off the shelf” or standard products. Except as would not have a Material Adverse Effect, each Acquired Company’s Intellectual Property is in compliance will all applicable legal requirements in all material respects. No Intellectual Property of any Acquired Company has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and to the knowledge of the Shareholder and CMN Management, no such action has been threatened. No Intellectual Property, wherever situated, of any Acquired Company, is infringed, or has been challenged or, to the knowledge of the Shareholder and CMN Management , threatened in any way, and no Intellectual Property of any Acquired Company interferes with or is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect. No Acquired Company has taken any action that would result in the voiding or invalidation of any of its Intellectual Property. No Acquired Company is aware that any of its employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Order, that would interfere with their duties to the Acquired Companies or that would conflict with the business of the Acquired Companies as currently conducted. It is not necessary for any Acquired Company to utilize in its business any inventions, trade secrets or proprietary information of any of its officers, employees, consultants or persons it currently intends to hire made prior to their employment with any such Acquired Company, except for inventions, trade secrets or proprietary information that have been assigned to such Acquired Company.

5.26  Employee Benefits.

5.26.1  The Company has made available to the Acquiror, prior to the date of this Agreement, copies of each written Company Benefit Plan and any related agreements and other contracts.

5.26.2  Except as disclosed in the Company Disclosure Schedule and would not have a Material Adverse Effect, (a) all Company Benefit Plans have been established, maintained and operated in accordance with their terms and the requirements of applicable Law, have been maintained in good standing with applicable Government Authorities in all material respects, and may by their terms be amended and/or terminated at any time to the greatest extent permitted by applicable Law; (b) all Company Subsidiaries have obtained social security registration in respect of its employees and have punctually paid all social security payments and made all social security filings as required by relevant laws and regulations of the People’s Republic of China in all material respects; (c) no Company Subsidiary has failed to implement, or make required contributions to its Company Benefit Plans as required by relevant PRC laws and local regulations; and (d) no Company Subsidiary has any outstanding administrative penalties and late payment interest for failure to form and contribute to such Company Benefit Plans. No event has occurred and, to the knowledge of the Shareholder and CMN Management, there does not now exist any condition or set of circumstances, that could subject any Acquired Company to any liability arising under any applicable Law, or under any indemnity agreement to which any Acquired Company is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

5.26.3  Except as would not have a Material Adverse Effect, there are no outstanding or unpaid severance or employee-related obligations or amounts due to employees or former employees of any
    Acquired Company.

5.26.4  Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquired Companies, will not result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from any Acquired Company or under any Company Benefit Plan, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of benefits or compensation payable to any such individual. No Company Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

5.27  Receivables and Payables. All accounts and notes receivable of each Acquired Company as of the date hereof have arisen in the ordinary course of business, represent valid obligations to such Acquired Company arising from bona fide transactions in the ordinary course of business and, are not subject to claims or set-off or other defenses or counterclaims. All accounts and notes payable by each Acquired Company as of the date hereof arose in bona fide transactions in the ordinary course of business. All items which are required by the Hong Kong and US GAAP to be reflected as receivables and payables in the Company Audited Financial Statements and on the books and records of each Acquired Company are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice.

5.28  Foreign Corrupt Practices Act. No Acquired Company, nor any director, officer, Key Employee, or other Person associated with or acting on behalf of any Acquired Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any Governmental Authority from corporate funds; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of any Acquired Company. No Acquired Company, nor any director, officer or Key Employee of such Acquired Company has committed any acts or omissions which would constitute a breach of relevant PRC criminal laws, including but not limited to corruption laws.

5.29  Money Laundering Laws. The operations of the Acquired Companies are and have been conducted at all times in compliance with laundering statutes in all applicable PRC jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving any Acquired Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Shareholder and CMN Management, threatened.

5.30  Governmental Inquiry. Neither the Company, nor any Acquired Company has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority.

5.31  Customers. Set forth in the Company Disclosure Schedules is a true, correct and complete list, for each of the three (3) years prior to the date hereof, of the Company’s top 10 customers, based on the amount of the Company’s revenue generated from each such customer in each such year. All services necessary for the conduct of each Acquired Company’s business as presently conducted may be obtained from readily available alternate sources on terms and conditions comparable to those presently available to such Acquired Company. There exists no actual or, to the knowledge of the Shareholder and CMN Management threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of any Acquired Company with any such customer or suppliers. There are no pending material disputes or controversies between any customer or supplier of any Acquired Company and such Acquired Company. No customer of any Acquired Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Company pursuant to any contract or practice of the applicable Acquired Company other than pursuant to the normal course return policy of such Acquired Company.

SECTION VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

The Acquiror represents and warrants to the Shareholder, the Company and CMN Management as follows:

6.1  Organization and Good Standing.

6.1.1  The Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable Contracts. The Acquiror is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction where such qualification is required.

6.1.2  The Acquiror has delivered to the Company and the Shareholder complete and correct copies of the Acquiror’s Organizational Documents as currently in effect, and such Organizational Documents have not been amended, corrected, restated or superseded in any way. The Acquiror is not in violation, nor has it taken any action in violation, of any provisions of its Organizational Documents. The Acquiror has delivered to the Company and the Shareholder minutes of all of The Acquiror’s board of directors and stockholders meetings, all of which are complete and accurate as of the date of this Agreement and as of the Closing Date.

6.1.3  The Acquiror has delivered to the Company and the Shareholder complete and correct copies of the Organizational Documents of ABCI Holdings, Inc., a Delaware corporation (“ABCI”), as in effect as of the date of the merger between the Acquiror and ABCI (the “ABCI Merger”). ABCI took no action in violation of any provisions of its Organizational Documents in consummating either the ABCI Merger, or any transactions incident to the ABCI Merger. The Acquiror has delivered to the Company and the Shareholder minutes of all of ABCI’s board of directors and stockholders meetings, all of which were complete and accurate as of the date of the ABCI Merger.

6.2  Authority; No Conflict.

6.2.1  This Agreement constitutes the legal, valid, and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms. Upon the execution and delivery of this Agreement b this Agreement will constitute the legal, valid, and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms. The Acquiror has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Metaphor Closing Documents and to perform its obligations under this Agreement and the Metaphor Closing Documents.

6.2.2  This Agreement constitutes the legal, valid, and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms.

6.2.3  Except as set forth in the Metaphor Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated by this
    Agreement will, directly or indirectly (with or without notice or lapse of time):

(a)  contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquiror, or (B) any resolution adopted by the board of directors or the stockholders of the Acquiror;

(b)  contravene, conflict with, or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement, Governmental Authorization, or any Order to which the Acquiror, or any of the assets owned or used by the Acquiror, may be subject;

(c)  cause the Acquiror to become subject to, or to become liable for the payment of, any Tax;

(d)  cause any of the assets owned by the Acquiror to be reassessed or revalued by any taxing authority or other Governmental Authority;

(e)  contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

(f)  result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquiror.

6.2.4  Except as set forth in the Metaphor Disclosure Schedule, the Acquiror is not or will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

6.3  Capitalization; Shareholders.

6.3.1  The authorized equity securities of the Acquiror consists of: (1) 100,000,000 shares of Acquiror Common Stock of which 509,705 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is issued or outstanding. All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments relating to the issuance, sale, or transfer of any Acquiror Common Stock or other securities of the Acquiror. None of the outstanding equity securities or other securities of the Acquiror was issued in violation of the Securities Act or any other legal requirement. The Acquiror does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

6.3.2  The Acquiror has delivered to the Shareholder, and will update at Closing, a complete and correct list of all the shareholders of the Acquiror, including the number of shares of Acquiror Common Stock each shareholder owns. As of the date of this Agreement, as well as on the Closing Date, there are, and will be, at least 100 round-lot shareholders of the Acquiror. A “round-lot shareholder” is a shareholder owning at least 100 shares of the Acquiror.

6.4  Financial Statements; Securities and Exchange Commission Filings.

6.4.1  The Acquiror has made available to the Company and the Shareholder each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other reports filed with the SEC by the Acquiror prior to the date of this Agreement, and will furnish to the Company and the Shareholder, at the time of filing with the SEC, true and complete copies of any additional documents filed with the SEC by the Acquiror after the date hereof and prior to the Closing (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and the rules promulgated thereunder, except as modified by subsequent reports. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither the Acquiror nor any of its Affiliates is in material default thereof. None of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.4.2  The financial statements of the Acquiror, including the notes thereto, included in the SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP and Regulation S-X (17 CFR Part 210), applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The Acquiror Financial Statements and the Balance Sheet fairly present the financial condition and operating results of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, o normal year-end adjustments).Books and Records

6.4.3  The books of account, minute books, stock record books, and other records of Acquiror, all of which have been made available to the Purchaser, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute book of Acquiror contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of Acquiror, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Acquiror.

6.5  Assets; Accounts Receivable. Except as set forth in the Metaphor Disclosure Schedule, Acquiror owns no direct or indirect interest in any properties or assets (whether real, personal, or mixed and whether tangible or intangible). All accounts receivable, if any, of Acquiror on the accounting records of Acquiror as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the accounting records of Acquiror as of the Closing Date (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

6.6  No Undisclosed Liabilities; Liabilities as of the Closing Date. Acquiror has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

6.7  Taxes.

6.7.1   Acquiror has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to either of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Acquiror has delivered the Company and Shareholders copies of, and the Metaphor Disclosure Statement contains a complete and accurate list of, all such Tax Returns. Acquiror has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Acquiror, except such Taxes, if any, as are listed in the Metaphor Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Metaphor Disclosure Statement.

6.7.2  The United States federal and state income Tax Returns of Acquiror subject to such Taxes have not been audited by the IRS or relevant state tax authorities. Except as described in the Metaphor Disclosure Schedule, Acquiror has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Acquiror, or for which Acquiror may be liable.

6.7.3  The charges, accruals, and reserves with respect to Taxes on the respective books of Acquiror are adequate (determined in accordance with GAAP) and are at least equal to Acquiror’s liability for Taxes. There exists no proposed tax assessment against Acquiror. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Acquiror. All Taxes that Acquiror is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

1.1.1  All Tax Returns filed by Acquiror are true, correct, and complete. There is no tax sharing agreement that will require any payment by Acquiror after the date of this Agreement.

6.7.4

1.1  No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Metaphor, and no event has occurred or circumstance exists that may result in such a material adverse change.
6.8

6.9  Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholder and each member of CMN Management contained in Section 4 and Exhibits D and E, the issuance of the Acquiror Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

6.10  Employee Benefits; Labor Matters.

6.10.1  Except as disclosed in the Metaphor Disclosure Schedule, neither Acquiror has never sponsored, maintained, or participated in any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, employee pension benefit plans, stock or stock-related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA for the benefit of any employee. Except as set forth in the Metaphor Disclosure Schedule, Acquiror has no employees, consultants, or independent contractors. The Metaphor Disclosure Schedule sets forth any compensation, accrued time off, retention bonus, or transaction bonus payable to any employee, consultant, or independent contractor of Acquiror.

6.10.2  There are no collective bargaining agreements to which either Acquiror was a party or was subject to. Acquiror complied with all applicable then current laws respecting employment and employment practices, terms and conditions of employment and wages and hour. Acquiror has not received written notice of any unfair labor practices complaint pending against them before the
    National Labor Relations Board.

6.11  Compliance With Legal Requirements; Governmental Authorizations.

6.11.1  Except as set forth in the Metaphor Disclosure Schedule:

(a)   Acquiror is, and Acquiror at all times since December 31, 1996 have been, in full compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of their business or the ownership or use of any of their assets;

(b)  no event has occurred or circumstance exists that (with or without notice or lapse of time):

(A) may constitute or result in a violation by Acquiror of, or a failure on the part of Acquiror to comply with, any Legal Requirement; or

(B) may give rise to any obligation on the part of Acquiror to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(c)  Acquiror has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding:

(A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or Government Authorization; or

(B) any actual, alleged, possible, or potential obligation on the part of Acquiror to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

6.12  Legal Proceedings; Orders.

6.12.1  There is no pending Proceeding: (i) that has been commenced by or against the Acquiror, or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Acquiror; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Acquiror, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

6.12.2   Acquiror is, and at all times Acquiror has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

6.13  .No Brokers or Finders. Except as disclosed in the Metaphor Disclosure Schedules, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

6.14  Absence of Certain Changes and Events. Except as set forth in the Metaphor Disclosure Schedule, since December 31, 2004, Acquiror has conducted its business only in the Ordinary
    Course of Business and there has not been any of the following:

6.14.1  change in Acquiror’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Acquiror; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Acquiror of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

6.14.2  amendment to the Organizational Documents of Acquiror;

6.14.3  payment or increase by Acquiror of any bonuses, salaries, or other compensation to any stockholder, director, officer, employee, or independent contractor, or entry into any employment, severance, or similar Contract with any director, officer, employee, or independent contractor;

6.14.4  damage to or destruction or loss of any asset or property of Acquiror, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Acquiror, taken as a whole;

6.14.5  entry into, termination of, or receipt of notice of termination of any Contract or transaction;

6.14.6  sale, lease, or other disposition of any asset or property of Acquiror or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Acquiror, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

6.14.7  cancellation or waiver of any claims or rights with a value to Acquiror;

6.14.8  material change in the accounting methods used by Acquiror; or

6.14.9  agreement, whether oral or written, by Acquiror to do any of the foregoing.

6.15  Contracts; No Defaults.

6.15.1  The Metaphor Disclosure Schedule contains a complete and accurate list, and Metaphor has delivered to the Company and the Shareholder true and complete copies, of each Material Acquiror
    Contract entered into by Acquiror, including without limitation, each of the following:

(a)  each joint venture, partnership, and other agreement (however named) involving a sharing of profits, losses, costs, or liabilities by Acquiror with any other Person;

(b)  each agreement containing covenants that in any way purport to restrict the business activity of Acquiror or limit the freedom of Acquiror to engage in any line of business or to compete with any Person;

(c)  each power of attorney that is currently effective and outstanding;

(d)  each agreement for capital expenditures by Acquiror;

(e)  each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Acquiror; and

(f)  each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

The Metaphor Disclosure Schedule sets forth reasonably complete details concerning the terms of such Material Acquiror Contracts, including the parties to the Material Acquiror Contracts, and the amount of the remaining commitment of Metaphor under the Material Acquiror Contracts.

6.15.2  Except as set forth in the Metaphor Disclosure Schedule, each Contract or other agreement identified or required to be identified in the Metaphor Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

6.15.3  Except as set forth in the Metaphor Disclosure Schedule:

(a)  Acquiror is in full compliance with all applicable terms and requirements of each Contract under which Acquiror has or had any obligation or liability or by which Acquiror is bound;

(b)  each other Person that has or had any obligation or liability under any Contract under which Acquiror has or had any rights is in full compliance with all applicable terms and requirements of such Contract;

(c)  no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Acquiror or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract entered into by Acquiror; and

(d)  Acquiror has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

6.15.4  Except as set forth in the Metaphor Disclosure Schedule, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to or by
    Acquiror under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

6.16  Insurance.

6.16.1  Acquiror has delivered to the Company and the Shareholder true and complete copies of all policies of insurance to which Acquiror is a party or under which Acquiror, or any director or officer of
    Acquiror is or has been covered with respect to matters related to Acquiror at any time;

6.16.2  Acquiror is not: (i) a Party to any self-insurance arrangement by or affecting Acquiror, including any reserves established thereunder; (ii) a party to any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Acquiror; and (iii) obligated to third parties with respect to insurance (including such obligations under leases and service agreements).

6.17  Environmental Matters. Except as set forth in the Metaphor Disclosure Schedule:

6.17.1  Acquiror is, and Acquiror at all times has been, in full compliance with, and have not been and are not in violation of or liable under, any Environmental Law. Acquiror has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from any Governmental Body or Person of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any properties or assets (whether real, personal, or mixed) in which Acquiror has had an interest, or with respect to any property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Acquiror, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

6.17.2  There are no pending or, to the knowledge of Acquiror, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any properties and assets (whether real, personal, or mixed) in which Acquiror has or had an interest.

6.17.3  Acquiror has no basis to expect to receive, nor has it or any other Person for whose conduct it is or may be held responsible received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any properties or assets (whether real, personal, or mixed) in which Acquiror had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Acquiror, or any other Person for whose conduct Acquiror is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

6.18  Disclosure.

6.18.1  No representation or warranty of Acquiror in this Agreement and no statement in the Metaphor Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

6.18.2  No notice given pursuant to Section 14.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

6.18.3  There is no fact known to Acquiror that has specific application to Acquiror (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Acquiror that has not been set forth in this Agreement or the Metaphor Disclosure Schedule.

6.19  Board Recommendation. The Acquiror Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VII

REPRESENTATIONS AND WARRANTIES OF THE

ACQUIROR STOCKHOLDER

The Acquiror Stockholder represents and warrants to the Acquiror, the Shareholder, the Company and CMN Management as follows:

7.1  Authority. The Acquiror Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents, to which it is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents, to which it is a party, and to perform its obligations under this Agreement and each of the Transaction Documents, to which it is a party. This Agreement has been, and each of the Transaction Documents will be, duly and validly authorized and approved, executed and delivered by the Acquiror Stockholder.

7.2  No Violation. Neither the execution or delivery by the Acquiror Stockholder, nor the consummation or performance by the Acquiror Stockholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Stockholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Stockholder is a party or by which the properties or assets of the Acquiror Stockholder are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Stockholder, or any of the properties or assets owned or used by the Acquiror Stockholder, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Stockholder or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Stockholder, except, in the case of clause (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

7.3  Binding Obligation. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Stockholder, this Agreement is, and as of the Closing each of the Transaction Documents, to which the Acquiror Stockholder is a party, will have been, duly authorized, executed and delivered by the Acquiror Stockholder and constitute or will constitute the legal, valid and binding obligation of the Acquiror Stockholder, enforceable against the Acquiror Stockholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

SECTION VIII

COVENANTS OF THE COMPANY, THE SHAREHOLDER

AND CMN MANAGEMENT

8.1  Access and Investigation. Subject to the confidentiality provisions set forth in Section 14.3 hereof, and the reasonable availability of Company personnel, between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) afford the Acquiror, the Acquiror Stockholder, and their respective agents, advisors and attorneys during normal business hours, all reasonable access to the Company’s and the Company Subsidiaries’ personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Acquiror, the Acquiror Stockholder, and their respective agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Acquiror may reasonably request, and (c) furnish the Acquiror, the Acquiror Stockholder, and their respective and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Acquiror or the Acquiror Stockholder, may reasonably request in relation to the operation, business and financial condition of the Company and the Company Subsidiaries.

8.2  Operation of the Business of the Company and the Company Subsidiaries.

8.2.1  Except as required by the Restructuring, between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to:

(a)  conduct its business only in the ordinary course of business;

(b)  use its best efforts to preserve intact its current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

(c)  obtain the prior written consent of the Acquiror prior to taking any action of the type specified in Section 5.20 or entering into any Material Company Contract;

(d)  confer with the Acquiror concerning operational matters of a material nature; and

(e)  otherwise report periodically to the Acquiror concerning the status of its business, operations, and finances.

8.2.2  Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, except as required by the Restructuring, the Company will not, and will cause each Company Subsidiary not to, directly or indirectly, without the prior written consent of the Acquiror, engage in any transaction with, or enter into any agreement with any officer, director or stockholder of the Company or any Company Subsidiary, or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person with a transaction or agreement value in excess of US$10,000.

8.3  No Transfers of Capital Stock.

8.3.1  Except as required by the Restructuring, between the date of this Agreement and the Closing Date, the Shareholder shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

8.3.2  Except as required by the Restructuring, between the date of this Agreement and the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any
    Acquired Company (or any interest therein).

8.4  Required Filings and Approvals.

8.4.1  As promptly as practicable after the date of this Agreement, the Company will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) cooperate with the Acquiror with respect to all filings that the Acquiror elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Acquiror in obtaining any consents or approvals required to be obtained by the Acquiror in connection herewith.

8.4.2  Without limiting the foregoing, the Company and the Shareholder shall promptly furnish to the Acquiror any information reasonably requested by the Acquiror in connection with the preparation, filing and mailing of the Schedule 14(f) Filing, including, without limitation, information concerning the Acquired Companies, the Shareholder and the Company Nominees. The Shareholder and CMN Management, severally and not jointly, represent and warrant to the Acquiror that the information supplied by the Company for inclusion in the Schedule 14(f) Filing will not, on the date the Schedule 14(f) Filing is filed with the Commission or first mailed to the stockholders of the Acquiror, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. If, at any time prior to the Closing Date, any information should be discovered by the Company, the Shareholder or any member of CMN Management which should be set forth in an amendment to the Schedule 14(f) Filing so that such Schedule 14(f) Filing would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Shareholder or CMN Management, as the case may be, shall promptly notify the Acquiror.

8.5  Notification. Between the date of this Agreement and the Closing Date, the Company, the Shareholder and CMN Management will promptly notify the Acquiror in writing if the Company, the Shareholder, any Company Subsidiary or any member of CMN Management becomes aware of any fact or condition that causes or constitutes a material breach of any of the representations and warranties of the Company, the Shareholder or CMN Management, as the case may be, as of the date of this Agreement, or if the Company, the Shareholder, CMN Management or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company, the Shareholder or CMN Management, as the case may be, will promptly deliver to the Acquiror a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Acquiror set forth herein, including the right of the Acquiror to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Company, the Shareholder and CMN Management will, and will cause each Company Subsidiary to, promptly notify the Acquiror of the occurrence of any breach of any covenant of the Company, the Shareholder or CMN Management in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

8.6  Closing Conditions. Between the date of this Agreement and the Closing Date, each of the Company, the Shareholder and CMN Management will use its commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

SECTION IX

COVENANTS AND UNDERTAKING OF THE ACQUIROR

9.1  Access and Investigation. Subject to the confidentiality provisions set forth in Section 14.3 hereof, and the reasonable availability of Acquiror personnel, between the date of this Agreement and the Closing Date, the Acquiror will (a) afford the Company and its agents, advisors and attorneys during normal business hours full and free access to the Acquiror’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

9.2  Operation of the Business of the Acquiror. Between the date of this Agreement and the Closing Date, the Acquiror will:

9.2.1  conduct its business only in the ordinary course of business;

9.2.2  use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

9.2.3  obtain the prior written consent of the Company prior to taking any action of the type specified in Section 6.13 or entering into any Material Acquiror Contract;

9.2.4  confer with the Company concerning operational matters of a material nature; and

9.2.5  otherwise report periodically to the Company concerning the status of its business, operations, and finances.

9.2.6  Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, the Acquiror will not, directly or indirectly, without the prior written consent of the Company and the Shareholder, engage in any transaction with, or enter into any agreement with any officer, director or stockholder of the Acquiror, or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person with a transaction or agreement value in excess of US$10,000.

9.3  Required Filings and Approvals.

9.3.1  As promptly as practicable after the date of this Agreement, the Acquiror will make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, the Acquiror will cooperate with the Company with respect to all filings that the Company is legally required to make in connection with the transactions contemplated hereby.

9.3.2  Without limiting the foregoing, as promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file the Schedule 14(f) Filing with the Commission. The Acquiror will advise the Company, promptly after it receives notice thereof, of any request by the Commission for the amendment of the Schedule 14(f) Filing or comments thereon and responses thereto or requests by the Commission for additional information. The Acquiror shall mail the Schedule 14(f) Filing to its stockholders as promptly as practicable pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission related thereto.

9.4  Notification. Between the date of this Agreement and the Closing Date, the Acquiror will promptly notify the Company, the Shareholder and CMN Management in writing if the Acquiror becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Acquiror, as of the date of this Agreement, or if the Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Acquiror will promptly deliver to the Company, the Shareholder and CMN Management a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholder or CMN Management set forth herein, including the right of the Shareholder and CMN Management to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Acquiror will promptly notify the Company, the Shareholder and CMN Management of the occurrence of any breach of any covenant of the Acquiror in this Section 9 or of the occurrence of any event that may make the satisfaction of the conditions in Section 11 impossible or unlikely.

9.5  Closing Conditions. Between the date of this Agreement and the Closing Date, the Acquiror will use commercially reasonable efforts to cause the conditions in Section 11 to be satisfied.

9.6  Elections Under Treasury Regulations Section 301.7701-3. From and after the Closing, Acquiror shall execute and/or cause execution of any elections made with respect to certain of the
    Acquired Companies under Treasury Regulations 301.7701-3, as described on Schedule 5.22.2.

9.7  Books and Records. The Acquiror shall maintain all of its books and records currently in its possession as of the date hereof, for a period of at least six (6) years after the Closing Date.

SECTION X

CONDITIONS PRECEDENT TO THE ACQUIROR’S

OBLIGATION TO CLOSE

The Acquiror’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Acquiror, in whole or in part):

10.1  Accuracy of Representations. The representations and warranties of the Company, the Shareholder and CMN Management set forth in this Agreement, including Section 10.11, or in any Company Disclosure Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company, the Shareholder and CMN Management set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2  Performance by the Company, the Shareholder and CMN Management.

10.2.1  All of the covenants and obligations that the Company, Shareholder and CMN Management are required to perform or to comply with pursuant to this Agreement at or prior to the Closing
    (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

10.2.2  Each document required to be delivered by the Company, the Shareholder and CMN Management pursuant to this Agreement at or prior to Closing must have been delivered.

10.3  No Force Majeure Event. Since December 31, 2004, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest;
    or (d) national emergency that would severally or in the aggregate have a Material Adverse Effect.

10.4  Certificate of Officer. The Company will have delivered to the Acquiror a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2 and 10.3.

10.5  Certificate of Shareholder and CMN Management. The Shareholder and each member of CMN Management will have delivered to the Acquiror a certificate, dated the Closing Date, executed by an authorized officer of the Shareholder, and by each member of CMN Management, certifying the satisfaction of the conditions specified in Sections 10.1 and 10.2.

10.6  Consents.

10.6.1  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company, the Shareholder and/or CMN Management for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company, the Shareholder and CMN Management, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

10.6.2  Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

10.7  Documents. The Company, the Shareholder and CMN Management must have caused the following documents to be delivered to the Acquiror:

10.7.1  share certificate evidencing the Shares along with an executed stock power transferring the Shares to the Acquiror;

10.7.2  a Secretary’s Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company and each Company Subsidiary, (B) the resolutions of the Company Board and the Shareholder approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

10.7.3  a certificate of good standing, or equivalent thereof, of the Company,

10.7.4  each of the Transaction Documents to which the Company, the Shareholder, and CMN Management is a party, duly executed; and

10.7.5  such other documents as the Acquiror may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company, the Shareholder and CMN Management pursuant to Section 10.1, (ii) evidencing the performance of, or compliance by the Company, the Shareholder and CMN Management with, any covenant or obligation required to be performed or complied with by the Company, the Shareholder or CMN Management, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

10.8  No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against, the Company, the Shareholder or any member of CMN Management, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

10.9  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the
    Shares.

10.10  Delivery of Service Contracts. On the Closing Date, each member of CMN Management shall have executed for delivery their respective Service Contracts with the Acquiror.

10.11  Satisfactory Due Diligence. The Acquiror shall have completed and reasonably satisfied itself, in its sole discretion, with the final results of its due diligence review of the Acquired
    Companies’ contracts, books, records and other information or documents reasonably requested by the Acquiror, including, without limitation, the corporate structure of the Acquired
    Companies.

10.12  Regulatory Approval.

On or prior to the Closing Date, the Shareholder shall obtain any necessary regulatory approval to enter into this Agreement and consummate the transactions contemplated hereby.

10.13  HC International Required Approvals.

On or prior to the Closing Date, HC International shall have obtained the approval of its shareholders to confirm and ratify the execution of this Agreement including, without limitation, the Shareholder’s sale of the Shares to the Acquiror and the Restructuring, as required by its Organizational Documents and the GEM Listing Rules.

10.14  Completion of Restructuring. Resignations and appointments with respect to Company Subsidiaries.

The Restructuring of the PRC Acquired Companies shall have been duly approved by the competent PRC examination and approval authorities in accordance with application PRC laws and regulations and duly completed as envisaged by the parties. Except for those directors, legal representatives and bank signatories who are nominated or appointed by independent third parties that own minority interests in certain of the Acquired Companies, the Acquired Companies shall appoint such directors, legal representatives and bank signatories as nominated by the Acquiror Stockholder for each Acquired Company and each existing director, legal representative and bank guarantor of the Acquired Companies shall resign at Closing.

10.15  Agreement under PRC law. The Shareholder and CMN Management shall enter into an agreement governed under PRC law and subject to the jurisdiction of the PRC acceptable to the Acquiror Stockholder (the “PRC Agreement”) that shall provide that they shall not disturb the intention and purpose of Section 10.14 hereof and that they shall fully cooperate with the intention and purpose of such paragraph which may include, but not be limited, to amendments to the articles of association of such Company Subsidiaries. The Acquiror and the Acquiror Shareholder shall have the right under such agreement to petition a Chinese court of competent jurisdiction to obtain the equitable relief to achieve such purposes.

10.16  Financial Statements. The Acquiror shall have received finalized Company Audited Financial Statements, Company Unaudited Financial Statements and the Company’s
    unaudited  management accounts prepared in accordance with Hong Kong GAAP.

SECTION XI

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY,

THE SHAREHOLDER AND CMN MANAGEMENT TO CLOSE

The Shareholder’s obligation to transfer the Shares and the obligations of the Company, the Shareholder and CMN Management to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, the Shareholder and CMN Management, in whole or in part):

11.1  Accuracy of Representations. The representations and warranties of the Acquiror and the Acquiror Stockholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror and the Acquiror Stockholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

11.2  Performance by the Acquiror and the Acquiror Stockholder.

11.2.1  All of the covenants and obligations that the Acquiror and the Acquiror Stockholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

11.2.2  Each document required to be delivered by the Acquiror and the Acquiror Stockholder pursuant to this Agreement must have been delivered.

11.3  No Force Majeure Event. Since December 31, 2004, there shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror and the Acquiror Stockholder, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency that would severally or in the aggregate have a Material Adverse Effect.

11.4  Certificate of Officer. Each of the Acquiror and the Acquiror Stockholder will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the
    Acquiror and the Acquiror Stockholder, certifying the satisfaction of the conditions specified in Sections 11.1, 11.2 and 11.3.

11.5  Consents.

11.5.1  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror and the Acquiror Stockholder for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror and the Acquiror Stockholder, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company ,the Acquiror or the Acquiror Stockholder.

11.5.2  Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

11.6  Documents. Each of the Acquiror and the Acquiror Stockholder, as applicable, must have caused the following documents to be delivered to the Company, the Shareholder, and CMN
    Management:

11.6.1  In respect of the Acquiror, share certificates evidencing the Shareholder’s Closing Acquiror Shares;

11.6.2  a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) its Organizational Documents Acquiror Stockholder, (B) the resolutions of its Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of it signing this Agreement and any other agreement or instrument contemplated hereby to which it
    Acquiror is a party;

11.6.3  a certificate of its good standing;

11.6.4  each of the Transaction Documents to which it is a party, duly executed; and

11.6.5  such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of its representations or warranties pursuant to Section 11.1, (ii) evidencing its performance of, or the compliance by it with, any covenant or obligation required to be performed or complied with by it, (iii) evidencing the satisfaction of any condition referred to in this Section 11, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

11.7  No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror or the Acquiror Stockholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

11.8  Resignation of Officers. On the Closing Date, each officer of the Acquiror shall execute and deliver to the Company a letter of resignation, which shall include mutual releases of such officer and the Acquiror

11.9  Satisfactory Due Diligence. The Company shall have completed and reasonably satisfied themselves, in their sole discretion, with the final results of their due diligence review of the
    Acquiror’s contracts, books, records and other information or documents reasonably requested by the Company.

11.10  Delivery of Service Contracts. On the Closing Date, the Acquiror shall have executed for delivery a Service Contract with each member of CMN Management.

11.11  Cash Account. As reflected on the most recent balance sheet of the Acquiror, after payment of the Cash Payment, the Acquiror shall have not less than US$10 million in cash.

11.12  Undertaking to Repay the Advance. On the Closing Date, the Acquiror shall have executed for delivery an undertaking to the Shareholder that within twenty (20) days from the Closing Date, it will repay the Shareholder in cash an amount in the U.S. Dollar equivalent of Renminbi nineteen million (as of the execution date of this Agreement) being the advances that the Shareholder shall have injected into Huamei Information as capital contribution for carrying out the Restructuring contemplated hereby. Such undertaking shall be in substantially the form attached hereto as Exhibit ____.

11.13  Conclusion of Shareholder’s Loan Agreement. On the Closing Date, the Acquiror shall have entered into the Shareholders’ Loan Agreement with the Shareholder in accordance with the term sheet of the Shareholder’s Loan attached hereto as Exhibit H, pursuant to which the Acquiror agrees to repay the Shareholder’s Loan at such time and in such amount as specified therein.

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SECTION XII

TERMINATION

12.1  Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

12.1.1  by mutual consent of the Acquiror, the Acquiror Stockholder and the Shareholder (acting jointly);

12.1.2  by the Acquiror, if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Acquiror to comply with its obligations under this Agreement) and the Acquiror has not waived such condition on or before the Closing Date; or (ii) by the Shareholder, if any of the conditions in Section 11 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Shareholder and/or any member of CMN Management to comply with its obligations under this Agreement) and the Shareholder has not waived such condition on or before the Closing Date;

12.1.3  by the Acquiror or the Shareholder, if the Closing has not occurred other than due to the failure of the Acquiror (in the event the Acquiror seeks to terminate this Agreement) or the Shareholder (in the event it seeks to terminate this Agreement) to comply with their respective obligations under this Agreement, forty-five (45) days after the final mailing of the Schedule 14(f) Filing to the stockholders of the Acquiror (which mailing shall occur within five (5) Business Days after the end of the SEC review period of the Schedule 14(f) Filing),or such later date as the parties may agree upon ( the “Outside Date”);

12.1.4  by the Acquiror, if there shall have been entered a final, nonappealable order or injunction of any PRC Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby or the Company or the Shareholder has not received all required PRC government approvals by September 30, 2005 required to consummate the transaction contemplated by this agreement;

12.1.5  by the Acquiror, if, prior to the Closing Date, the Company, the Shareholder or any member of CMN Management is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Acquiror claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1.5 shall not be available to the Acquiror if the Acquiror is in material breach of this Agreement at the time notice of termination is delivered;

12.1.6  by the Company or the Shareholder, if, prior to the Closing Date, the Acquiror or the Acquiror Stockholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Company, or the Shareholder claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1.6 shall not be available if the Company, the Shareholder or any member of CMN Management to is in material breach of this Agreement at the time notice of termination is delivered; or

12.1.7  by the Company or the Shareholder (acting jointly), if prior to the Closing Date, the Company approves any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or the Company Subsidiaries or any capital stock or any material portion of the assets of the Company or any Company Subsidiary, or any combination of the foregoing (an “Acquisition Transaction”), except as required by the Restructuring.

12.1.8  by the Acquiror, if, in its sole discretion, the results of the Company’s corporate and financial due diligence are unsatisfactory.

12.1.9  by the Acquiror if the Actual HK Net Profit is at or below RMB6 million.

12.2  Effect of Termination.

12.2.1  (a) If the Acquiror or the Acquiror Stockholder terminates this Agreement pursuant to Sections 12.1.5, or 12.1.9, then the Company and the Shareholder shall immediately pay to the Acquiror Stockholder a termination fee equal to $500,000 in cash, or (b) if the Company or the Shareholder terminates this Agreement pursuant to Section 12.1.6, then the Acquiror Stockholder shall immediately pay to the Company and the Shareholder a termination fee equal to $500,000 in cash (the “Termination Fee”). If the Acquiror or Acquiror Stockholder terminates this Agreement pursuant to Section 12.1.4, then the Shareholder shall immediately pay to the Acquiror Stockholder a termination fee of $375,000 in cash. If the Company terminates this Agreement pursuant to Section 12.1.7, then the Company shall immediately pay to the Acquiror Stockholder the Termination Fee. By executing this Agreement Metaphor agrees that any such payment of the Termination Fee be made directly to the Acquiror Stockholder.

12.2.2  Each party’s right of termination under Section 12.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.12, 12.2, and 14 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of another party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

SECTION XIII

INDEMNIFICATION; REMEDIES

13.1  Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire ninety (90) days from the date on which the audited financial statements of the Acquiror for its fiscal year ended December 31, 2006 shall have been filed as part of the Acquiror’s Annual Report on Form 10-KSB, but in no event earlier than June 30, 2007 (the “Survival Period”). . The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

13.2  Indemnification by the Company.

13.2.1  From and after the Closing until (a) the expiration of the Survival Period, or (b) with respect to a specific claim made by the Acquiror against the Company prior to the expiration of the Survival Period, until a court of competent jurisdiction renders a final unappealable decision (or appeals of a decision are not taken within the time period permitted for filing same) (the “Claims Period”), the Shareholder and CMN Management, severally and not jointly shall indemnify and hold harmless the Acquiror from and against any liabilities, loss, claims, damages (excluding consequential, punitive and other similar damages), fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising, directly or indirectly, from or in connection with:

(a)  any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement required to be performed by the Company on or prior to the Closing Date;

(b)  any breach by the Company of its covenants or obligations in this Agreement required to be performed by the Company on or prior to the Closing Date;

(c)  any Tax, interest or penalty on the Company, including without limitation as a result of the untimely filing of any Tax returns relating to any tax period ending prior to Closing, or any portion of a tax period prior to Closing; and

(d)  liabilities arising out of events that occurred prior to the Closing.

13.2.2  The amount of any and all Damages suffered by the Acquiror shall be recovered by an offset to any amounts of the Shareholder’s Loan owed by the Company Subsidiaries to the Shareholder equal to the aggregate amount of the Damages suffered by the Acquiror.

13.2.3  All claims of the Acquiror pursuant to this Section 13.2 shall be brought by the Acquiror Stockholder on behalf of the Acquiror and those Persons who were stockholders of the Acquiror immediately prior to the Closing.

13.3  Indemnification by the Acquiror.

13.3.1  From and after the Closing until the expiration of the Claims Period, the Acquiror shall indemnify and hold harmless the Company, the Shareholder and CMN Management (collectively, the
    “Company Indemnified Parties”), from and against any Damages arising, directly or indirectly, from or in connection with:

(a)  any breach of any representation or warranty made by the Acquiror in this Agreement or in any certificate delivered by the Acquiror pursuant to this Agreement;

(b)  any breach by the Acquiror of any covenant or obligation of the Acquiror in this Agreement required to be performed by the Acquiror on or prior to the Closing Date; or

(c)  any Tax, interest or penalty on the Acquiror, including without limitation as a result of the untimely filing of any Acquiror Tax returns relating to any tax period ending prior to Closing, or any portion of a tax period prior to Closing; or

(d)  liabilities arising out of events that occurred prior to the Closing.

13.4  Indemnification by the Acquiror Stockholder.

13.4.1  From and after the Closing until the expiration of the Claims Period, the Acquiror Stockholder shall indemnify and hold harmless the Company Indemnified Parties, from and against any Damages arising, directly or indirectly, from or in connection with:

(a)  any breach of any representation or warranty made by the Acquiror Stockholder in this Agreement or in any certificate delivered by Acquiror Stockholder pursuant to this Agreement;

13.5  Indemnification Shares. The Company Indemnified Parties shall be indemnified by the Acquiror by the Acquiror issuing to the Company Indemnified Parties an additional number of Acquiror Shares equal to the aggregate amount of the Damages suffered by the Company Indemnified Parties, divided by the market value of the Acquiror Common Stock to be calculated using the average of the closing price as quoted on the Over the Counter Bulletin Board (or such other public trading market on which the Acquiror’s Common Stock may be trading at such time) for the thirty (30) trading days immediately prior to the date that such amount of Damages is determined by a court of competent jurisdiction or pursuant to a binding settlement agreement among the Acquiror and the Company Indemnified Parties (the “Market Value”).

13.6  Limitations on Amount - the Shareholder and CMN Management. The Acquiror shall not be entitled to indemnification from the Shareholder and/or CMN Management pursuant to Section 13.2, unless and until the aggregate amount of Damages to the Acquiror with respect to such matters under Section 13.2.1 exceeds $50,000, at which time, the Acquiror shall be entitled to indemnification for the total amount of such Damages in excess of $50,000 subject to a cap of Damages from the Shareholder and CMN Management in the aggregate amount of RMB30,000,000 (on a U.S. $ equivalent as of the date of execution of this Agreement). Notwithstanding the foregoing cap, in the event any claim for indemnification and Damages suffered by the Acquiror directly or indirectly arise out of or from the gross negligence, fraud or willful misconduct of the Company, the Shareholder, and/or CMN Management, there shall be no cap.

13.7  Limitations on Amount - the Acquiror

No Company Indemnified Party shall be entitled to indemnification pursuant to Section 13.3, unless and until the aggregate amount of Damages to all Company Indemnified Parties with respect to such matters under Sections 13.3.1 and 13.4 exceeds $50,000, at which time, the Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000 subject to a cap of $4,000,000. Notwithstanding the foregoing cap, in the event any claim for indemnification and Damages suffered by the Company or the Shareholder directly or indirectly arise out of or from the gross negligence, fraud or willful misconduct of the Acquiror or the Acquiror Shareholder, there shall be no cap

13.8  Determining Damages. Materiality qualifications to the representations and warranties of the Company and the Acquiror shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Sections 13.5 and 13.6 have been met.

13.9  Breach by Shareholder and CMN Management. Nothing in this Section 13 shall limit the Acquiror or Acquiror Stockholder’s right to pursue any appropriate legal or equitable remedy against the Shareholder or any member of CMN Management with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by the Shareholder and CMN Management of any representation or warranty made by the Shareholder and CMN Management in this Agreement or in any certificate delivered by the Shareholder and CMN Management pursuant to this Agreement or (b) any breach by the Shareholder and CMN Management of its covenants or obligations in this Agreement. All claims of the Acquiror pursuant to this Section 13 shall be brought by the Acquiror Stockholders on behalf of the Acquiror and those Persons who were stockholders of the Acquiror immediately prior to the Closing.

13.10  Breach by the Acquiror and/or the Acquiror Stockholder. Nothing in this Section 13 shall limit the right of the Shareholder and any member of CMN Management to pursue any appropriate legal or equitable remedy against the Acquiror with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by the Acquiror or the Acquiror Stockholder of any representation or warranty made by the Acquiror or the Acquiror Stockholder in this Agreement or in any certificate delivered by the Acquiror or the Acquiror Stockholder pursuant to this Agreement or (b) any breach by the Acquiror or the Acquiror Stockholder of its covenants or obligations in this Agreement.

SECTION XIV

GENERAL PROVISIONS

14.1  Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

14.2  Public Announcements. The Acquiror shall promptly, but no later than three days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the Acquiror shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or applicable regulations and/or regulator, including, in the case of the Shareholder, the Hong Kong Stock Exchange, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate so far as practicable, into such public statement, filing or other communication the reasonable comments of the other party. After the Closing Date, the Acquiror shall consult with the Acquiror Nominees in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and the Acquiror shall not issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the Acquiror Nominees, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or applicable regulations and/or regulator, in the case of the Shareholder, the Hong Kong Stock Exchange, in which case the Acquiror shall provide the Acquiror Nominees with prior notice of such public statement, filing or other communication and shall incorporate so far as practicable into such public statement, filing or other communication the reasonable comments of the Acquiror Nominees.

14.3  Confidentiality.

14.3.1  Subsequent to the date of this Agreement, the Acquiror, the Shareholder, the Company, CMN Management will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

14.3.2  In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 14.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

14.3.3  If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

14.4  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
If to Acquiror: Metaphor Corp. c/o 8 Holdings LLC 1900 Ninth Street, 3rd Floor Boulder, CO 80302 USA	with a copy to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154
Attention: Harlan Kleiman Telephone No.: 415-477-9911 Facsimile No.: 415-399-1366	Attention: Mitchell S. Nussbaum, Esq. Telephone No.: (212) 407-4159 Facsimile No.: (212) 407-4990
If to Company: HC International, Inc. Tower B, Huaxing Building No. 42 North Street Xizhimen, Haidian Beijing, PRC 100088	with a copy to: Herbert Smith 1410 China World Tower 1 1 Jianguomenwai Avenue Beijing, PRC 100004
Attention: Guo Fansheng Telephone No.: +86 (0)10 8221 1850 Facsimile No.: +86 (0)10 8221 1933	Attention: Michael Fosh Telephone No.: +86 (0)10 6505 6512 Facsimile No.: +86 (0)10 6505 6516
If to Shareholder: HC International, Inc. Tower B, Huaxing Building No. 42 North Street Xizhimen, Haidian Beijing, PRC 100088	with a copy to: Herbert Smith 1410 China World Tower 1 1 Jianguomenwai Avenue Beijing, PRC 100004
Attention: Guo Fansheng Telephone No.: +86 (0)10 8221 1850 Facsimile No.: +86 (0)10 8221 1933	Attention: Michael Fosh Telephone No.: +86 (0)10 6505 6512 Facsimile No.: +86 (0)10 6505 6516
If to CMN Management: Wu Xian Room 502-505, Tower B Tianhai Commercial Building 107 North Dongsi Road, Beijing, PRC	with a copy to: Shen Qizhi Room 502-505, Tower B Tianhai Commercial Building 107 North Dongsi Road, Beijing, PRC
Telephone No.: +86 (0)10 8404 3133 Facsimile No.: +86 (0)10 8404 3131	Telephone No.: +86 (0)10 8404 3133 Facsimile No.: +86 (0)10 8404 3131
If to the Acquiror Stockholder: 8 Holdings LLC 1900 Ninth Street, 3rd Floor Boulder, CO 80302 USA Attention: Harlan Kleiman Telephone No.: 415-477-9911 Facsimile No.: 415-399-1366	with a copy to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Mitchell S. Nussbaum, Esq. Telephone No.: (212) 407-4159 Facsimile No.: (212) 407-4990

14.5  Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

14.6  Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

14.7  Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.8  Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Term Sheet between the Acquiror and the Company, dated December 6, 2004) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

14.9  Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

14.10  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.11  Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

14.12  Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

14.13  Shareholder Representative.

14.13.1  The Acquiror shall be entitled to deal exclusively with __________ (the “Representative”) as the sole and exclusive representative and agent of the Shareholder and CMN Management in respect of all matters arising under or pertaining to this Agreement, unless and until the Acquiror receives notice to the contrary as provided in Section 14.13.2 below. Without limiting the foregoing, (a) any notice, communication, demand, claim, action or proceeding required or permitted hereunder may be delivered by the Acquiror to, or brought by the Acquiror against, the Representative in its capacity as agent and representative of the Shareholder and CMN Management with the same effect, and which shall be binding to the same degree, as if delivered to, or brought against, the Shareholder and CMN Management individually; (b) any settlement or other agreement of the Acquiror with the Shareholder and CMN Management in its capacity as agent and representative of the Shareholder and CMN Management in respect of all matters arising under or pertaining to this Agreement shall have the same effect, and be binding upon, the Shareholder and CMN Management to the same degree as if made with the Shareholder and CMN Management individually; and (c) except as provided in Section 14.13.2, the Acquiror shall not be required to recognize or respond to, and shall not be bound by, any notice, communication, demand, claim, action or proceeding delivered to or brought against the Acquiror by the Shareholder and CMN Management in respect of all matters arising under or pertaining to this Agreement except through the Representative in its capacity as agent and representative of the Shareholder.

14.13.2  The Shareholder and CMN Management by notice in writing to the Acquiror signed by each of them or their legal representative may designate another Person to act as representative and agent as provided in Section 14.13.1 above.

14.14  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Sale and Purchase Agreement as of the date first written above.

Acquiror:

METAPHOR CORP.

Signed:

Printed name: Harlan Kleiman

Title: Partner

Company:

CHINA MEDIA NETWORK INTERNATIONAL INC.

Signed:

Printed name: Guo Fansheng

Title:Director

Acquiror Stockholder:

8 HOLDINGS, LLC

Signed:

Printed name: Harlan Kleiman

Title: Partner

CMN Management:

Wu Xian

Li Shuangqing

Shen Qizhi

Wang Li Hong

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COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO REGULATION S)

IN WITNESS WHEREOF, the parties have executed and delivered this Sale and Purchase Agreement as of the date first written above.

Hong Kong Huicong International Group Limited

By:

Name: Guo Fansheng

Title: CEO

OFFSHORE DELIVERY INSTRUCTIONS:

Hong Kong Huicong International Group Limited

Attn: Guo Fansheng

Address: Tower B, Huaxing Building

No. 42 North Street Xizhimen, Haidian,

Beijing,

People’s Republic of China

Phone No. 86 (0)10 8221 1850

Facsimile No. 86 (0)10 8221 1933

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COUNTERPART SIGNATURE PAGE

(FOR ISSUANCES PURSUANT TO SECTION 4(2))

IN WITNESS WHEREOF, the parties have executed and delivered this Sale and Purchase Agreement as of the date first written above.

[ENTITY]

By:

Name:

Title:

Circle the category under which you are an “accredited investor” pursuant to Exhibit C:

1 2 3 4 5 6 7 8

____________________

PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:

Address:

Phone No.

Facsimile No.

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EXHIBIT A

SHARES AND ACQUIROR SHARES TO BE EXCHANGED
Total Shares to be delivered by the Shareholder to Acquiror:	__________
Total Acquiror Shares to be delivered by the Acquiror to the Shareholder:	__________

Name and Address of Each Acquiror Shareholder	Number of Shares Owned	Percentage of Total Shares Owned	Number of Total Acquiror Shares	Percentage of Acquiror Common Stock
Hong Kong Huicong International Group Limited

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EXHIBIT B

Definition of “Accredited Investor”

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(4)	A director or executive officer of the Acquiror.

(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.

(6)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

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EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

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EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

Each Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror as follows:

1.	Such Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2.
Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

4.
Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

5.	Such Shareholder has had access to the Acquiror’s publicly filed reports with the SEC.

6.
Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

7.	Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

8.
Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

9.	Such Shareholder is acquiring the Acquiror Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.

10.
Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

11.	Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

12.	Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(a).

13.
Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

15.
Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

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EXHIBIT E

NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror as follows:

1.	At the time of (a) the offer by the Acquiror and (b) the acceptance of the offer by such Shareholder, of the Acquiror Shares, such Shareholder was outside the United States.

2.	No offer to acquire the Acquiror Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Shareholder or its representatives inside the United States.

3.
Such Shareholder is not purchasing the Acquiror Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4.
Such Shareholder will make all subsequent offers and sales of the Acquiror Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Shareholder will not resell the Acquiror Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5.	Such Shareholder is acquiring the Acquiror Shares for such Shareholder’s own account, for investment and not for distribution or resale to others.

6.
Such Shareholder has no present plan or intention to sell the Acquiror Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Shares and is not acting as a Distributor of such securities.

7.
Neither such Shareholder, its Affiliates nor any Person acting on such Shareholder’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8.	Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(b).

9.
Such Shareholder is not acquiring the Acquiror Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10.
Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

11.	Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

12.
Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

13.	Such Shareholder has had access to the Acquiror’s publicly filed reports with the SEC.

14.
Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

15.	Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

16.
Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

17.
Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18.	Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

19.
Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20.
Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

21.
Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

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EXHIBIT F

PLAN OF RESTRUCTURING

1.	Background

Subject to the terms and conditions of this Agreement, the Shareholder and the CMN Management have agreed to procure the restructuring of the advertising and media network businesses being currently carried out by the Company Subsidiaries, the work of which shall commence immediately after the signing of this Agreement and be completed before or on the Closing Date (“Restructuring”). The Restructuring will, briefly comprise of two parts: equity transfers and capital increase.

2.	Equity Transfer

The equity transfers contemplated by the Restructuring will be carried out in the following manner and sequence:-

2.1
北京慧翔信息技术有榰公司(Beijing Huixiang Information Technology Co., Ltd., ‘Huixiang Information”) will transfer its entire interest in北京华媒盛瘺信息技术有榰公司 (Beijing Huamei Shengshi Information Technology Co., Ltd.) (“Huamei Information”) to北京慧羖国榻犼瑑有榰公司 (Beijing HC International Information Co., Ltd, (“Beijing HC International”);

2.2	Huamei Information and the CMN Management will jointly set up a new company in China (“Company B”).

2.3
Huamei Information will transfer the 20% interest in 漯州华媒盛瘺广告传播有榰公司(Zhengzhou Huamei Shengshi Advertising Broadcasting Co., Ltd., “Zhengzhou Huamei”) and济南华媒盛瘺广告传播有榰公司Jinan Huamei Shengshi Broadcasting Co., Ltd., “Jinan Huamei”) owned and held by it to Huaxiang Information;

2.4
Beijing HC International will transfer its entire interest in Huamei Information to a BVI company (“BVI Company”) wholly owned by the Company (i.e.晧港慧羖国榻椺团有榰公司 (Hong Kong Huicong International Group Limited)). The remaining 2% interest in Huamei Information will be owned and held by the CMN Management. At this point, Huamei Information will be transformed into a Chinese-foreign joint venture enterprise.

2.6	Huixiang Information will transfer the 80% interest in北京华媒盛瘺广告有榰公司Beijing Huamei Shengshi Advertising Co., Ltd., “Beijing Huamei”) owned and held by it to Company B.

2.7	北京慧羖港网广告有榰公司(Beijing Huicong Goldnet Advertising Co., Ltd.) will transfer the 51% interest in兰州华媒广告传播有榰公司(Lanzhou Huamei Advertising Broadcasting Co., Ltd.) owned and held by it to Beijing Huamei;

2.8
北京慧翔网络技术有榰公司 (Beijing Huixiang Network Technology Co., Ltd.) and Xian Wu will transfer the 51% and 25% interest in 兰州华媒盛瘺广告传播有榰公司 (Lanzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.) respectively owned and held by them to Beijing Huamei.

2.9	Huixiang Information will transfer the 20% interest in Zhengzhou Huamei and Jinan Huamei held and owned by it to Company B.

3.	Capital Increase

To carry out the equity transfers and the overseas investment described in Section 2 above, Huamei Information will need to increase its registered capital from RMB1,000,000 to RMB20,000,000. Beijing HC International will, in turn, have to increase its equity investment in Huamei Information by RMB19,000,000.

4.	Outcome of the Restructuring

Upon completion of the Restructuring, (a) Huamei Information shall become a Chinese-foreign invested enterprise incorporated in China, 98% interest of which shall be directly held by the Company; and (b) Huamei Information shall become the holding company of all the domestic advertising businesses being carried out by the group members of HC International at the date of signing of this Agreement.

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EXHIBIT G

VOTING AGREEMENT

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EXHIBIT H

Term Sheet of the Shareholders’ Loan Agreement

Borrower:  Metaphor Corp.

Lender:   Hong Kong Huicong International Group Limited

Loan Amount:	U.S. $ equivalent of RMB30,000,000 as of the execution of the Sale and Purchase Agreement

Purpose:
To repay the indebtedness owed to the Lender by the Acquired Companies (as defined in the Sale and Purchase Agreement between Metaphor Corp., Hong Kong Huicong International Group Limited and 8 Holdings LLC (“SPA”), which will become the subsidiaries of the Borrower upon closing of the SPA.

Final Maturity Date:	Five years from the closing of. The SPA (“Closing”)

Interest Rate:	1% over LIBOR

Interest Payment Dates:	The interest payment dates shall be June 30 and December 31 of each year. Interest shall be payable semi-annually in arrear on the interest payment dates.

Repayment (US$ equivalent as of the execution of the Sale and Purchase Agreement)

3rd anniversary of Closing RMB10,000,000

5th anniversary of Closing RMB20,000,000

Currency:
All principal repayments and interest payments to the Lender shall be made in cash and be the equivalent in US Dollars. The exchange rate of US Dollars for Renminbi to be applied to the principal repayment and interest payment shall be based on the average of the bid and offer prices for cash remittance quoted by the People’s Bank of China on the date of repayment and payment as the case may be.

Taxation and Deductions:
All payments by the Borrower to the Lender under the Shareholder’s Loan Agreement shall be made free and clear of all taxes, levies, withholding or deductions of whatever nature, as well as stamp duty, levy or other form of charge applied by the relevant tax authorities.

Documentation:
The Shareholder’s Loan will be subject to execution of a Shareholder’s Loan Agreement in form and content satisfactory to the parties containing provisions customary for transactions of this nature. The parties shall execute the Shareholder’s Loan Agreement on or prior to the Closing.

Governing Law:	The Laws of the Hong Kong Special Administrative Region.

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EXHIBIT I

SHAREHOLDER WIRE TRANSFER INSTRUCTIONS

Bank Name:  The Hongkong and Shanghai Banking Corporation Limited

Bank Address: No. 1 Queen’s Road, Central, Hong Kong

SWIFT Code: HSBCHKHHHKH

Company Name: Hong Kong Huicong International Group Limited

Account No.:

USD account: 162-201214-274

HSBC phone no.: 00852-27483322